UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02. Termination of a Material Definitive Agreement.

Quotient Limited (“we,” “us” and “our”) has a distribution and supply agreement (the “Ortho Agreement”) with Ortho-Clinical Diagnostics Inc. (“Ortho”) to sell and distribute our MosaiQ Microarrays in certain markets. For a description of the terms and conditions of the Ortho Agreement, see “Part I. Item 1. Business – Sales, Marketing and Distribution – Ortho-Clinical Diagnostics” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2019, which description is incorporated by reference in this Current Report.

As previously reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 4, 2019, on September 27, 2019, we notified Ortho that it had materially breached certain of its obligations under the Ortho Agreement and that, if Ortho did not cure those breaches within 60 days from the date of our notice, we would have the right to terminate the Ortho Agreement. As we also reported at that time, Ortho told us that it disagreed that it had breached the Ortho Agreement and proposed to renegotiate the terms of the Ortho Agreement.

The 60-day cure period that commenced when we delivered our September 27 notice has ended, and Ortho has not cured its breaches. On November 27, 2019, we delivered a notice to Ortho that we have terminated the Ortho Agreement. Under the provisions of the Ortho Agreement, the termination will be effective 30 days after the date of the notice, on December 27, 2019.

The Ortho Agreement does not provide for early termination penalties in connection with our termination of the agreement.

Ortho has initiated an arbitration proceeding in which it seeks a declaration that we do not have the right to terminate the Ortho Agreement, specific performance of certain provisions of the Ortho Agreement, and damages.

The day after it initiated the arbitration, Ortho sued us in federal district court. In that action, Ortho seeks an order enjoining us from terminating the Ortho Agreement until the arbitration has been completed.

We believe that Ortho’s allegations contained in its demand for arbitration and its pleadings filed in federal court are without merit, and we intend to defend ourselves vigorously against Ortho’s claims. We believe Ortho’s breaches of the Ortho Agreement have damaged us and we intend to pursue counterclaims against Ortho. Because of the uncertainties inherent in all dispute resolution proceedings, we cannot predict with certainty whether we will prevail on our defenses and counterclaims or the impact these proceedings and the underlying dispute with Ortho may have on our business, results of operations or financial condition.

Ortho is a significant customer of our conventional reagent business. We have a supply agreement with Ortho pursuant to which we develop and sell to Ortho various reagent products, including a range of rare antisera products.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the termination of the Ortho Agreement and our related dispute with Ortho. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including our ability to defend ourselves successfully and obtain a favorable outcome in our ongoing dispute with Ortho, as well as other risks set forth in our most recent Annual Report on Form 10-K, as amended, and the other documents that we file with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 27, 2019

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer